                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE             Contacts:   Ben Gong          408-523-2175
                                              Sarah Norton      408-523-2161



  INTUITIVE SURGICAL ANNOUNCES PROFITABLE SECOND QUARTER; RECORD $21.5 MILLION
                                    REVENUE

SUNNYVALE, CALIF. August 7, 2003 - Intuitive Surgical, Inc. (NASDAQ: ISRG), the leader in operative surgical robotics, today reported its first profitable quarter with second quarter 2003 net income of $0.9 million, or $0.05 per share, compared to a net loss of $3.7 million, or $0.21 per share, during the second quarter of 2002. Second quarter 2003 profitability was driven by record sales, a significant improvement in gross margin, and reduced operating expenses.

On June 30, 2003, Intuitive completed its acquisition of Computer Motion. Accordingly, the company's balance sheet as of June 30, 2003 includes the fair value of the assets and liabilities assumed in the acquisition, including $142.7 million of goodwill and $8.6 million of other amortizable intangible assets. Since the transaction closed on the last day of the quarter, none of Computer Motion's operating results have been consolidated into Intuitive's second quarter income statement prepared according to generally accepted accounting principles.

Second quarter 2003 total sales of $21.5 million, increased 11% from $19.4 million in total sales in the second quarter of 2002, driven primarily by continued recurring revenue growth. Second quarter 2003 recurring revenue totaled $6.4 million, up $2.6 million over the prior year period and up $1.0 million sequentially from the first quarter of 2003.

The company shipped 14 DA VINCI(R) Surgical Systems during the second quarter 2003, compared to 16 during the second quarter last year. Second quarter 2003 system revenue was bolstered by Intuitive's launch of a fourth surgical arm system enhancement, shipping 9 units during the quarter. Overall second quarter 2003 system revenue decreased slightly to $15.1 million from $15.6 million during the second quarter last year.


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

                                              SECOND QUARTER                            YEAR-TO-DATE
                                   -----------------------------------        -----------------------------------
                                    2003          2002          VAR.           2003          2002          VAR.
                                   -------       -------       -------        -------       -------       -------
REVENUE ($ MILLIONS)
DA VINCI(R) Surgical Systems       $  15.1       $  15.6       ($  0.5)       $  28.9       $  27.3       $   1.6
Instruments/Accessories            $   4.2       $   2.7       $   1.5        $   7.8       $   4.4       $   3.4
Service                            $   2.2       $   1.1       $   1.1        $   4.0       $   2.1       $   1.9
                                   -------       -------       -------        -------       -------       -------
                                   $  21.5       $  19.4       $   2.1        $  40.7       $  33.8       $   6.9
SYSTEM POPULATION

Placements                              14            16            (2)            28            29            (1)
Cumulative Placements                  177           118            59            177           118            59


Gross margin for the second quarter of 2003 was 63.2%, compared with 52.4% for the second quarter of 2002. Improved 2003 gross margin was driven by significantly lower warranty costs resulting from system reliability improvements and improved factory productivity.

Second quarter 2003 operating expenses of $13.0 million were $1.4 million less than $14.4 million incurred during the second quarter of 2002 and $0.6 million less than $13.6 million of operating expenses during the first quarter of 2003. Lower operating expenses were driven by the elimination of litigation expenses related to the company's dispute with Computer Motion and reductions in fixed costs in anticipation of Intuitive's acquisition of Computer Motion.

Commenting on the announcement, Lonnie Smith, Chairman and CEO of Intuitive Surgical said, "Achieving profitability represents an important milestone for our company. We are very pleased with our continued recurring revenue growth, improving gross margins, and our reduced operating expenses. We look forward to building upon this success as we merge our operations with Computer Motion. While we expect to incur a third quarter net loss due to increased operating costs assumed in the acquisition, we anticipate returning to profitability in the fourth quarter and beyond."

The company will also announce these results at a conference call today at 1:30 PM PST. The dial-in numbers for the call are 877-909-3508 for participants located in the U.S. and 484-630-4228 for participants located outside the U.S. The passcode is ISRG and the meeting leader is Mr. Lonnie Smith. To access financial information that will be discussed on the call, please visit Intuitive Surgical's website at www.intuitivesurgical.com.



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About Intuitive's Products:

The DA VINCI(R) Surgical System consists of a surgeon's viewing and control console having an integrated, high-performance InSite(R) 3-D vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist(R) Instruments. By integrating computer-enhanced technology with surgeons' technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci(R) Surgical System seamlessly and directly translates the surgeon's natural hand, wrist and finger movements on instrument controls at the surgeon's console outside the patient's body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

The ZEUS(R) is an advanced microsurgery robotics suite, consisting of an ergonomic surgeon control console and three table-mounted robotic arms, which act as the surgeon's hands and eyes during endoscopic surgery.

The AESOP(R) Endoscope Positioner is a voice-activated robotic arm that automates the critical task of endoscope positioning, providing the surgeon with direct control over a smooth, precise and stable view of the internal surgical field.

The SOCRATES(TM) Robotic Telecollaboration System is an integrated array of telecommunication equipment, networked medical devices and robotics that provides an efficient and economical pathway to enable remote surgical telecollaboration.

The HERMES(R) Control Center is a centralized system designed to voice control a series of networked "smart" medical devices.

                                      # # #

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements about future financial and operating results. You can identify these forward-looking statements when you see us using words such as "intends," "expects," "anticipates," "estimates" and other similar expressions. These statements are based on current expectations and beliefs and are subject to a number of risks,


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uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Actual results could differ materially from those expressed or implied in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, competition and market acceptance of products; ability to obtain regulatory approvals and third-party reimbursements; ability to raise additional capital; liabilities or other issues arising from the recent acquisition of Computer Motion; and other factors described in the Securities and Exchange Commission reports filed by Intuitive Surgical. Intuitive Surgical undertakes no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

INTUITIVE(R), DA VINCI(R), INSITE(R), ENDOWRIST(R), ZEUS(R), HERMES(R), AND AESOP(R) are registered trademarks of Intuitive Surgical, Inc.



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                            INTUITIVE SURGICAL, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     3 Months Ended
                                                  6/30/03         6/30/02
                                                  -------         -------
Sales:
     Products                                     $19,231        $ 18,243
     Services                                       2,222           1,144
                                                  -------        --------
Total Sales                                        21,453          19,387

Cost of sales                                       7,906           9,225
                                                  -------        --------
     Gross profit                                  13,547          10,162
     Gross profit %                                  63.2%           52.4%

Operating costs and expenses:
     Selling, general, and administrative           9,389           9,784
     Research and development                       3,627           4,645
                                                  -------        --------
         Total operating costs and expenses        13,016          14,429

Income/(loss) from operations                         531          (4,267)
Interest income/(expense)                             347             527
                                                  -------        --------

Net income/(loss)                                 $   878        $ (3,740)
                                                  =======        ========

Net income/(loss) per share:
     Basic                                        $  0.05        $  (0.21)
                                                  =======        ========
     Diluted                                      $  0.05        $  (0.21)
                                                  =======        ========

Weighted average shares outstanding:
     used to compute net loss per share
     Basic                                         18,580          18,192
     Diluted                                       18,973          18,192





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                            INTUITIVE SURGICAL, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           6 Months Ended
                                                       6/30/03          6/30/02
                                                       -------          -------
Sales:
     Products                                         $ 36,666         $ 31,700
     Services                                            4,022            2,096
                                                      --------         --------
Total Sales                                             40,688           33,796
Cost of sales                                           16,644           16,732
                                                      --------         --------
     Gross profit                                       24,044           17,064
     Gross profit %                                       59.1%            50.5%
Operating costs and expenses:
     Selling, general, and administrative               19,598           18,569
     Research and development                            7,050            8,877
                                                      --------         --------
         Total operating costs and expenses             26,648           27,446
Income/(loss) from operations                           (2,604)         (10,382)
Interest income/(expense)                                1,189            1,025
                                                      --------         --------
Net income/(loss)                                     $ (1,415)        $ (9,357)
                                                      ========         ========
Net income/(loss) per share - basic and diluted       $  (0.08)        $  (0.51)
                                                      ========         ========
Weighted average shares outstanding
     used to compute net loss per share                 18,506           18,173
                                                      ========         ========




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                            INTUITIVE SURGICAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                UNAUDITED
                                                                 6/30/03         12/31/02 *
                                                                 -------         ----------
ASSETS
Current assets:
    Cash and cash equivalents                                   $  17,681        $  17,607
    Short-term investments                                         25,169           33,232
    Accounts receivable, net                                       21,855           16,887
    Inventories, net                                               13,601            8,738
    Prepaid expenses                                                2,046            2,161
                                                                ---------        ---------
      Total current assets                                         80,352           78,625
Property and equipment, net                                        11,630           10,388
Goodwill                                                          142,658             --
Other assets                                                       10,843            2,568
                                                                ---------        ---------
Total assets                                                    $ 245,483        $  91,581
                                                                =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY Current Liabilities:
    Accounts payable                                            $  17,204        $   9,282
    Accrued compensation and employee benefits                      5,282            4,666
    Warranty provision                                              2,005            2,269
    Restructuring Reserve                                           3,444             --
    Accrued liabilities                                             2,485            3,497
    Deferred revenue                                                7,131            4,838
    Current portion of notes payable                                1,244            1,511
                                                                ---------        ---------
      Total current liabilities                                    38,795           26,063
Notes payable                                                       1,235            1,838
Long term deferred revenue                                            877             --
Stockholders' equity
    Common stock                                                       27               36
    Additional paid-in capital                                    334,162          191,020
    Deferred compensation                                            (434)            (223)
    Accumulated deficit                                          (130,206)        (128,791)
    Accumulated other comprehensive income                          1,027            1,638
                                                                ---------        ---------
      Total stockholders' equity                                  204,576           63,680
Total liabilities and stockholders' equity                      $ 245,483        $  91,581
                                                                =========        =========


* - Derived from the audited financial statements included in the company's annual report on Form 10K/A for the year ended December 31, 2002 but does not include all of the information and footnotes


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required by accounting principles generally accepted in the United States for complete financial statements.








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